As filed with the Securities and Exchange Commission on January 18, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pharmasset, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0406340
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Schaefer Price

President and Chief Executive Officer

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square—18th and Arch Streets

Philadelphia, Pennsylvania 19103-2799

Telephone: (215) 981-4000

Facsimile: (215) 981-4750

Approximate date of commencement of proposed sale to public: As needed after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check this box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 Par Value

(1)	Pursuant to General Instruction II.E of Form S-3, an indeterminate amount of common stock is being registered as may at various times be issued at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Pharmasset, Inc.

COMMON STOCK

This prospectus relates to common stock that we or certain selling stockholders may sell from time to time in one or more offerings in amounts, at prices and on terms to be determined at the time of any such offering. This prospectus describes the general manner in which our common stock will be offered. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement to this prospectus. The prospectus supplement will contain specific information about the offering, including the number of shares of our common stock to be sold by us or any selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on The NASDAQ Stock Market LLC under the symbol “VRUS.”

Our common stock may be sold directly by us or any selling stockholders, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of common stock in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of shares of common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of any arrangements with them in a prospectus supplement. The net proceeds expected to be received by us or any selling stockholders from any such sale will also be included in a prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” on page 5 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our common stock should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3, or Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, we or any selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of our common stock. Each time we or any selling stockholders use this prospectus to sell our common stock, we will provide a prospectus supplement that will contain specific information about us or such selling stockholders and the terms on which our common stock is being offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference into this prospectus, together with the additional information described below under “Where You Can Find More Information,” carefully before making an investment decision.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

Unless the context otherwise requires, in this prospectus, “Pharmasset,” the “Company,” “we,” “us,” “our” and similar names refer to Pharmasset, Inc.

Pharmasset and our logo are our trademarks. Other trademarks mentioned in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov and through The NASDAQ Stock Market LLC, or NASDAQ, on which our common stock is listed. Information about obtaining copies of our public filings with NASDAQ is available at its website at http://www.nasdaq.com.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected free of charge at the offices of the SEC or obtained at prescribed rates from the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may also be obtained free of charge at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the time the Registration Statement of which this prospectus forms a part is filed with the SEC will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	the description of our common stock contained in our Form 8-A filed with the SEC on April 24, 2007, including any amendments or reports filed for the purpose of updating the description;

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC on November 23, 2010;

•	our Current Reports on Form 8-K filed with the SEC on November 18, 2010 and December 13, 2010; and

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the time the Registration Statement of which this prospectus forms a part is filed with the SEC and before the termination of the final offering of securities under this prospectus.

We do not incorporate by reference any information furnished to the SEC pursuant to Items 2.02 or 7.01 of Form 8-K unless specifically stated otherwise in such documents. Any statement contained in a prospectus or in a document incorporated by reference in this prospectus as of the time the Registration Statement of which this prospectus forms a part is filed with the SEC shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in an amendment to this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

Attention: Investor Relations

Telephone: (609) 613-4100

We also maintain a web site at http://www.pharmasset.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our research and development plans and programs, market opportunities, our strategy, our competition, our projected revenue and expense levels and the adequacy of our available cash resources. This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein also contain forward-looking statements attributed to third parties relating to their estimates regarding our industry. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors discussed in “Risk Factors” below.

Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, as well as the exhibits filed with or incorporated by reference into the Registration Statement, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. You should assume that the information incorporated by reference herein is accurate only as of the date of the document from which such information is incorporated. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

ABOUT PHARMASSET, INC.

We are a clinical-stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections. Our primary focus is on the development of nucleoside/tide analogs as oral therapeutics for the treatment of chronic hepatitis C virus (HCV) infection. Nucleoside/tide analogs are a class of compounds which act as alternative substrates for the viral polymerase, thus inhibiting viral replication. We currently have three clinical-stage product candidates, two of which we are developing ourselves and one of which we are developing with a strategic partner. We are also advancing a series of preclinical candidates in preparation for clinical development. Our three clinical stage product candidates are:

•

RG7128, an HCV cytosine nucleoside polymerase inhibitor we are developing through a strategic collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, Roche). In October 2010, Roche presented data from a 12-week interim analysis from the Phase 2b “PROPEL” study of RG7128 in combination with Pegasys® (pegylated interferon) plus Copegus® (ribavirin), the standard of care for treating HCV (SOC) in patients with HCV genotypes 1 or 4. In addition, RG7128 is in a 24-week Phase 2b “JUMP-C” study in combination with SOC in patients with HCV genotypes 1 or 4. Roche is planning to conduct the next study of RG7128 in combination with ritonavir-boosted danoprevir. This “INFORM-SVR” study is part of a series of studies designed to investigate the combination of two oral, direct acting antivirals (DAAs) in the absence of pegylated interferon. Roche is also planning to conduct a Phase 2b study in patients with HCV genotypes 2 or 3. All of these studies are being, or are expected to be, conducted by Roche;

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PSI-7977, an HCV uracil nucleotide analog polymerase inhibitor that is in a 12-week Phase 2b study in combination with SOC in patients with HCV genotypes 1, 2 or 3. In January 2011, we announced preliminary data from a 12-week interim analysis from the HCV genotype 2 or 3 arm of the Phase 2b study. In addition, PSI-7977 recently began dosing in an exploratory Phase 2 study in combination with ribavirin, administered with or without pegylated interferon, in patients with HCV genotypes 2 or 3. We expect to initiate a 24-week Phase 2b study of PSI-7977 in combination with SOC during the second quarter of 2011; and

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PSI-938, an HCV guanine nucleotide analog polymerase inhibitor that is in Part 2 of a Phase 1 study with PSI-7977 in patients with HCV genotype 1. In January 2011, we announced preliminary data from a 14-day interim analysis from the monotherapy cohort of the Phase 1 combination study. We plan to initiate a Phase 2 study of PSI-938 in combination with PSI-7977 during mid-2011.

In addition, we are developing PSI-661, an HCV guanine nucleotide analog polymerase inhibitor we nominated as a development candidate in October 2009. PSI-661 is in preclinical studies required for submission of an Investigational New Drug application with the U.S. Food and Drug Administration or equivalent foreign regulatory application. We plan to file an IND for PSI-661 during the first quarter of 2011. PSI-938 or PSI-661 could potentially be used in combination with our current nucleoside/tide analogs, RG7128 or PSI-7977, as well as other classes of DAAs. Given the similarities of PSI-938 and PSI-661, our plan is to select one of these product candidates for later-stage clinical development based upon a review of the early human clinical trial results of both PSI-938 and PSI-661.

You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CORPORATE INFORMATION

We were incorporated as Pharmasset, Inc. under the laws of Delaware on June 8, 2004. Our corporate headquarters is located at 303-A College Road East, Princeton, New Jersey 08540. Our general telephone number at that address is (609) 613-4100.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement for a particular offering by us, we intend to use the net proceeds from our sale of shares of our common stock offered by this prospectus for general corporate purposes, which may include, but not be limited to, the funding of clinical trials, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, the repayment of our debt and the acquisition of assets or businesses that are complementary to our existing business. We will set forth in the prospectus supplement for a particular offering our intended use for the net proceeds received from our sale of shares of our common stock in such offering. We may also invest the net proceeds temporarily in mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities until we use them for their stated purpose.

We will not receive any proceeds from the resale of shares of our common stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

We or any selling stockholders may offer shares of our common stock from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of our common stock that we or any selling stockholders may offer. In connection with each offering, we or any selling stockholders will provide a prospectus supplement that will describe the specific amounts, prices and terms of the common stock being offered.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security other than our common stock described in this prospectus.

This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.

General

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board of directors. As of December 31, 2010, we had outstanding 34,220,379 shares of common stock and zero shares of preferred stock.

The following is qualified in its entirety by reference to our certificate of incorporation and our bylaws, and by the provisions of applicable law. Our certificate of incorporation and bylaws, in effect as of the date of this prospectus, are included as exhibits to our Annual Report on Form 10-K filed with the SEC on December 31, 2007 and our Current Report on Form 8-K filed with the SEC on March 22, 2010, respectively.

Holders of our common stock are entitled to one vote for each share for the election of directors and on all other matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter shall be the action of the stockholders. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock.

No preemptive, conversion, subscription or liquidation rights or sinking fund provisions apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock.

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more classes or one or more series of stock within any class and to designate the rights, preferences and privileges of each class or series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of our certificate of incorporation and bylaws, as well as Section 203 of the General Corporation Law of the State of Delaware, may contain various provisions intended to promote stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, which could disrupt us, divert the attention of our directors, executive officers and employees and adversely affect the independence and integrity of our business. A summary of these provisions of our certificate of incorporation, our bylaws and Delaware law is set forth below.

Classified Board; Removal of Directors. Pursuant to our certificate of incorporation, the size of our board of directors shall not be less than three or greater than 21. Our board of directors determines its specific size at any given time. Our certificate of incorporation provides that the directors will be divided into three classes, with each class consisting as nearly as possible in size of one-third of the directors. Directors elected by our stockholders at an annual meeting of stockholders will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at such annual meeting.

Our certificate of incorporation provides that except as otherwise provided for or fixed by or pursuant to an amendment to our certificate of incorporation setting forth the rights of the holders of any class or series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board. Any director elected in accordance with the preceding sentence shall be a director of the same class as the director whose vacancy he or she fills and shall hold office until the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Our bylaws provide that any director may be removed from office for cause at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

These provisions of our certificate of incorporation and bylaws would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Special Stockholders’ Meetings and Right to Act by Written Consent. Our bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors or our President or upon a resolution adopted by our board of directors. Our stockholders are not permitted to call, or to require that our board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our bylaws provide that any action of stockholders may be taken only at a meeting of the stockholders and may not be taken without a meeting through the execution of a consent or consents thereto by the stockholders.

Procedures for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors and to propose any new business at any annual meeting. With respect to stockholder nominations and proposals, only persons nominated in accordance with this procedure are eligible to serve as directors, and only business brought before the annual meeting in accordance with this procedure may be conducted at the annual meeting. Under this procedure, notice of stockholder nominations and proposals for new business at the annual meeting, regardless of whether a stockholder seeks inclusion of a proposal in our proxy pursuant to Rule 14a-8 under the Exchange Act, must be received at our principal executive offices not less than 120 calendar days prior to the date of our proxy statement made available to stockholders in connection with the previous year’s annual meeting of stockholders, except that, if no annual meeting of stockholders was held in the previous year, or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received at our principal executive offices not less than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting and (ii) the date that is 10 calendar days after the date of the first public announcement or other notification to the stockholders of the date of the contemplated annual meeting. For nominations and proposals for any special meetings, our bylaws require notice not more than 60 days nor less than 10 days before the special meeting. Our bylaws provide that notice to our secretary with respect to any stockholder nomination or proposal must include certain information regarding the nominee, the proposal and the stockholder nominating a director or proposing business.

By requiring advance notice of nominations by our stockholders, our board of directors is given the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders about such qualifications. The advance notice requirement related to other proposed business will provide a more orderly procedure for conducting annual meetings of our stockholders and, to the extent deemed necessary or desirable by our board of directors, will provide our board of directors with an opportunity to inform our stockholders, prior to such meetings, of our board of directors’ position regarding action to be taken with respect to such business, so that our stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the Chairman of our board of directors has the power to determine compliance with the stockholder notice procedure described above. Our bylaws also may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by NASDAQ. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Our Certificate of Incorporation and Bylaws. Our certificate of incorporation provides that we reserve the right to amend, alter, change or repeal any provisions contained in our certificate of incorporation in the manner now or hereafter prescribed by law, and all the provisions of our certificate of incorporation and all rights conferred on our stockholders, directors and officers in our certificate of incorporation are subject to this reserved power. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, we may amend our certificate of incorporation, from time to time, in any respect, so long as our certificate of incorporation as amended would contain only such provisions as would be lawful to insert in an original certificate of incorporation filed at the time of the filing of the amendment. Upon approval of such amendment by our board of directors, the affirmative vote of a majority of the outstanding stock entitled to vote on such amendment would be required to effect the amendment to our certificate of incorporation.

In addition, our bylaws provide that the amendment or repeal by our stockholders of any bylaw may be made by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, except that bylaws governing (i) special meetings of stockholders, (ii) notice of stockholder meetings, (iii) consents of notice, (iv) validity of notice, (v) stockholder action by written consent, (vi) removal of directors, (vii) election of directors, (viii) board vacancies, board classification and board compensation and (ix) amendments to the bylaws may only be amended by the affirmative vote of the holders of not less than 60% of the shares outstanding and entitled to vote at an election of directors. Our certificate of incorporation and bylaws also provide that, subject to the terms of any series of preferred stock, our bylaws may be amended by our board of directors upon the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present or by a written consent of the directors.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time such stockholder became an interested stockholder unless certain conditions are satisfied. The prohibitions set forth in Section 203 of the General Corporation Law of the State of Delaware do not apply if, among other things:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder, of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as:

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•

any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether or not such person is an interested stockholder; and

•	the affiliates or associates of either of the preceding two categories.

Limitation of Liability

Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

NASDAQ National Market Listing

Our common stock is listed on NASDAQ under the symbol “VRUS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., located at 250 Royall Street, Canton, MA 02021. Its telephone number is (781) 575-2000.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by any selling stockholders, the number of shares being offered by any selling stockholders and the number of shares beneficially owned by any selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We and any selling stockholders may sell shares of our common stock being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents or through a combination of such methods. The prospectus supplement will set forth the terms of the offering of shares of our common stock, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us and any selling stockholders, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

The offer and sale of shares of our common stock described in this prospectus by us, any selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

If underwriters are used in an offering, we and any selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. Shares of our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered shares of our common stock will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered shares of our common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered shares if any are purchased.

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements thereof.

If dealers are used in an offering, we or any selling stockholders will sell the shares of our common stock to the dealers as principals. The dealers then may resell the shares to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Shares of our common stock may be sold directly by us or any selling stockholders or through agents we or any such selling stockholders designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, such selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholders to indemnification by us or such selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

If so indicated in a prospectus supplement, we or any selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by institutional investors to purchase shares of our common stock pursuant to contracts providing for payment and delivery on a future date. We or any selling stockholders may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered shares will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. limitations.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales of our common stock in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of shares of our common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering of shares of our common stock. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase shares of our common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of shares of our common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which shares of our common stock are traded, in the over-the-counter market or otherwise.

The shares of our common stock sold pursuant to a prospectus supplement will be eligible for trading on NASDAQ, subject, if required, to official notice of issuance, or such other trading market as specified in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the shares of common stock offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Pepper Hamilton LLP, Philadelphia, Pennsylvania. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel other than Pepper Hamilton LLP, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below itemizes the expenses payable by the Registrant in connection with the registration, issuance and distribution of the common stock being registered hereunder, other than underwriting discounts and commissions. All amounts in the table, except the SEC Registration Fee, are estimated pursuant to Rule 511 of Regulation S-K.

SEC Registration Fee		*
Printing and Engraving Expenses		25,000
Legal Fees and Expenses		25,000
Accountants’ Fees and Expenses		25,000
FINRA Legal Fees and Blue Sky Fees and Expenses		10,000
Transfer Agent and Registrar’s Fees		5,000
Miscellaneous Fees		10,000

Total	$	*

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee for the shares of common stock offered by this prospectus.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its officers, directors and certain other persons to the extent and under the circumstances set forth therein.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, by reason of being or having been a director or officer of the Registrant or serving or having served at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Registrant. The Registrant’s bylaws provide that the Registrant may indemnify such persons to the fullest extent authorized by Delaware law. The Registrant’s bylaws further provide that the indemnification rights granted under the bylaws shall constitute a contract between the Registrant and each such person and any repeal or modification of the indemnification provisions under the bylaws shall not adversely affect any right or protection of such person thereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

The Registrant has entered into indemnification agreements with each of its directors and executive officers.

The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

For information regarding the Registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17. hereof.

ITEM 16.	EXHIBITS

Exhibit Number	Description

4.1#	Pharmasset, Ltd. 1998 Stock Plan, as amended (Exhibit 4.4)(1)

4.2#	2007 Equity Incentive Plan, as amended on September 23, 2009 (Exhibit 4)(2)

4.3#	Form of agreement for awards under the 2007 Equity Incentive Plan (Exhibit 4.3)(3)

4.4	Form of Share Certificate for Common Stock (Exhibit 4.1)(4)

4.5	Second Amended and Restated Stockholders’ Agreement (Exhibit 4.5)(5)

4.6	First Amendment and Joinder to Second Amended and Restated Stockholders’ Agreement (Exhibit 4.6)(5)

4.7	Waiver Agreement and Second Amendment to Second Amended and Restated Stockholders’ Agreement (Exhibit 4.7)(5)

4.8	Joinder to the Second Amended and Restated Stockholders’ Agreement (Exhibit 4.8)(5)

4.9	Joinder to the Second Amended and Restated Stockholders’ Agreement (Exhibit 4.9)(5)

4.10	Third Amendment to Second Amended and Restated Stockholders’ Agreement (Exhibit 4.11)(1)

4.11	Waiver and Fourth Amendment to the Second Amended and Restated Stockholders’ Agreement (Exhibit 4.14)(4)

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Pepper Hamilton LLP (included as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

+	If necessary, the Company will file as an exhibit to an amendment to the Registration Statement or to a report filed under the Exchange Act (i) any underwriting, remarketing or agency agreement relating to common stock offered hereby and (ii) any additional required opinions of counsel with respect to legality of the securities offered hereby.
#	Management contract or compensatory plan or arrangement.
(1)	Filed as an Exhibit to our registration statement on Form S-1/A filed with the SEC on March 2, 2007.
(2)	Filed as an Exhibit to our registration statement on Form S-8 filed with the SEC on October 6, 2009.
(3)	Filed as an Exhibit to our annual report on Form 10-K filed with the SEC on December 31, 2007.
(4)	Filed as an Exhibit to our registration statement on Form S-1/A filed with the SEC on April 24, 2007.
(5)	Filed as an Exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2006.

ITEM 17.	UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(h) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on this 18th day of January, 2011.

PHARMASSET, INC.

By:	/s/ P. SCHAEFER PRICE
P. Schaefer Price
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints Kurt Leutzinger and P. Schaefer Price as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Name	Title	Date

/s/ P. SCHAEFER PRICE P. Schaefer Price	Director and Chief Executive Officer (Principal Executive Officer)	January 18, 2011

/s/ KURT LEUTZINGER Kurt Leutzinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 18, 2011

/s/ HERBERT J. CONRAD Herbert J. Conrad	Chairman of the Board	January 18, 2011

/s/ WILLIAM J. CARNEY William J. Carney, Esq.	Director	January 18, 2011

/s/ ELLIOT F. HAHN Elliot F. Hahn, Ph.D.	Director	January 18, 2011

/s/ ROBERT F. WILLIAMSON III Robert F. Williamson III	Director	January 18, 2011

/s/ MICHAEL K. INOUYE Michael K. Inouye	Director	January 18, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)